Genomic analysis of circulating tumor DNA from patients with hormone receptor-positive, *HER2*-mutant metastatic breast cancer enrolled in SUMMIT: Mechanisms of acquired resistance to neratinib + fulvestrant + trastuzumab

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Introduction

Figure 1. SUMMIT study design: HR+, HER2−, HER2-mutant MBC cohorts



Objectives

Methods

Analysis cohort

Results

Table 1. Efficacy summary overall and according to treatment received

Figure 2. ctDNA samples for central NGS



Table 2. Concordance between enrollment assay and central pretreatment ctDNA NGS

Figure 3. Genomic spectrum of centrally assessed ctDNA at baseline (n=24)


HER2 88%
TP53 38%
PIK3CA 33%
CDH1 29%
MAP3K1 17%
ARID1A 17%
HER3 13%
ESR1 13%
PTEN 8%

Figure 4. *HER2* mutations: VAF in patients treated with N+F+T. Blood draw and ctDNA sequencing A) at pretreatment, on-treatment, and at time of progression in patients who progressed after treatment and B) at pretreatment, on-treatment, and at last blood draw in patients who remained on treatment



HER2 mutations in patients treated with N+F+T

Figure 5. Emergent mutations at progression on N+F+T



Crossover case study 1: F to N+F+T



Crossover case study 2: F+T to N+F+T



Conclusions

References

Acknowledgments and disclosures

Presented at the San Antonio Breast Cancer Symposium, December 6–10, 2022